As filed with the Securities and Exchange Commission on July 18, 1996
                              Registration No. 33-

                        SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.
                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

                          ENVIRONMENTAL TECHNOLOGIES CORP.
                  (exact name of issuer as specified in its charter)

     Delaware                                          22-3005943
(State of Incorporation)                        (IRS Employer I.D. No.)

550 James Street
Lakewood, New Jersey                                     08701
(Address of Principal                                 (Zip Code)
Executive Offices)


                         Environmental Technologies Corp.
                              1992 Stock Option Plan
                             (Full title of the plan)

                                                With copy to:
      Mr. George Cannan, Sr., Chairman          W. Raymond Felton, Esq.
      Environmental Technologies Corp.          Greenbaum, Rowe, Smith,
      550 James Street                            Ravin, Davis & Himmel
      Lakewood, New Jersey 08701                Metro Corporate Campus I
      (908) 370-3400                            P.O. Box 5600
      (Name, address and telephone              Woodbridge, New Jersey 07095
      number of agent for service)              (908) 549-5600


Appropriate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

                       CALCULATION OF REGISTRATION FEE
                   |              | Proposed  |   Proposed    |
                   |              | maximum   |   maximum     |
Title of Proposed  | Amount       | offering  |   aggregate   | Amount of
securities to      | to be        | price per |   offering    | registration
be registered      | Registered(1)| share (2) |   price (2)   | fee
                   |              |           |               |
Common Stock;      |              |           |               |
no par value       |              |           |               |
per share          |500,000 shares|   $10.50  |  $4,272,085   |   $1,473.13

1) An undetermined number of additional shares may be issued as a result of stock dividends, stock splits or other recapitalizations.

2) These shares of Common Stock represent the shares of Common Stock with respect to which options have been granted under the 1992 Stock Option Plan. Options to purchase 344,000 shares have been granted to certain of the registrant's employees and directors at exercise prices from $6.00 to $10.50 per share. The balance of 156,000 shares are to be offered at prices not presently determinable. Pursuant to Rule 457(h), the offering price for such shares is estimated solely for the purpose of determining the registration fee and is based on the closing price of the Common Stock on July 15, 1996, $10.00, as reported on the NASDAQ National Market System of the National Association of Securities Dealers,Inc.




                                   Page 1 of 19
                             Exhibit Index on Page 19
                           ENVIRONMENTAL TECHNOLOGIES CORP.
                                 Cross Reference Sheet



Form S-8 Item No. and Caption             Prospectus Caption               Page


1. Plan Information.......... Introduction; Purpose and Administration
                              of Plan; Description of Options and Tax
                              Status                                         4

2. Registrant Information and
   and Employee Plan Annual
   Information............... Introduction; Purpose and Administration
                              of the Plan; Additional Information        4, 10

3. Incorporation of Documents
   by Reference.............. Incorporation of Certain Information by
                              Reference                                     11

4. Description of Securities. Description of Capital Stock                   8

5. Interests of Named Experts
   and Counsel............... Not Applicable

6. Indemnification of
   Directors and Officers.... Indemnification of Directors and Officers      9

7. Exemption From Registra-
   tion Claimed.............. Not Applicable

8. Exhibits.................. Exhibits                                      12

9. Undertakings.............. Undertakings                                  12

PROSPECTUS



                         ENVIRONMENTAL TECHNOLOGIES CORP.
                              1992 STOCK OPTION PLAN

                    ___________________________________________

                         500,000 SHARES OF COMMON STOCK
                            ($.01 PAR VALUE PER SHARE)
                    ___________________________________________

              Options for shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock") of Environmental Technologies Corp. (the "Company") covered by this Prospectus have been, and may in the future be, granted by the Company to employees (including officers) of the Company under the 1992 Stock Option Plan (the "Plan"). Options covering 374,000 Shares have been granted to certain employees of the Company and additional options to acquire up to 126,000 shares remain available for grant under the Plan. Each employee receiving an option is offered the opportunity to purchase the number of Shares specified in such option at a price and on the terms set forth therein.

        The net proceeds of the offering covered hereby are not now determinable as such proceeds will depend upon the number of shares offered, the number of shares purchased, prevailing market prices and expenses incurred.

        It is advisable for an optionee to consult with legal counsel concerning the securities and tax law implications of his acquisition or disposition of shares under the Plan.

        Any officer, director or beneficial owner of more than 10% of the Company's common stock who holds an option under the Plan should consider the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, in connection with the exercise of any such option and the disposition of any of the Company's common stock acquired thereby.

        The principal executive office of the Company is located at 550 James Street, Lakewood, New Jersey 08701 and the telephone number of such office is (908) 370-3400.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is July 18, 1996.



                                TABLE OF CONTENTS


                                                              PAGE

AVAILABLE INFORMATION ..................................        3

INTRODUCTION ...........................................        4

PURPOSE AND ADMINISTRATION OF THE PLAN .................        4

DESCRIPTION OF OPTIONS AND TAX STATUS...................        5

      Award of Options .................................        5
      Period of Plan; Amendments .......................        5
      Exercise Period ..................................        5
      Vesting...........................................        6
      Termination of Employment ........................        6
      Option Price .....................................        6
      Nontransferability ...............................        6
      Federal Income Tax Treatment of Incentive and
            Non-Qualified Stock Options ................        7

RESTRICTIONS ON RESALE OF COMMON STOCK .................        8

DESCRIPTION OF CAPITAL STOCK ...........................        8

      General ..........................................        8
      Common Stock .....................................        8
      Preferred Stock...................................        9
      Transfer Agent....................................        9

LEGAL MATTERS ..........................................        9

INDEMNIFICATION OF DIRECTORS AND OFFICERS ..............        9

ADDITIONAL INFORMATION..................................       10

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......       11




                              AVAILABLE INFORMATION


        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, Washington, D.C. 20049 and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. at prescribed rates.

        The Common Stock is traded in the over-the-counter market on the Automated Quotation System of the National Association of Securities Dealers (symbol "EVTC"). Copies of all of the Company's reports, proxy statements, and other information filed with the Commission are also filed with the National Association of Securities Dealers, Inc. and can be inspected at the appropriate office of such association.

        This Prospectus omits certain information contained in the Registration Statement on file with the Commission with respect to the Shares offered hereby. The information omitted may be obtained from the Commission's office at 450 Fifth Street, N.W., Washington, D.C. upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

        The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part (excluding exhibits to such documents unless specifically incorporated by reference). Requests for such copies should be directed to the Corporate Secretary, Environmental Technologies Corp., 550 James Street, Lakewood, New Jersey 08701, (908) 370-3400.

        The Company furnishes its shareholders with annual reports containing audited financial statements.

                                   INTRODUCTION

        The Company has adopted the Plan pursuant to a resolution of its Board of Directors effective July 24, 1992 and the approval by its shareholders on July 24, 1992. Under the Plan, Shares may be offered to employees, officers, directors and consultants of the Company in accordance with the Plan as described herein. These offers are, or will be, made at the prices and on the terms and conditions contained in the respective stock option agreements between the Company and the recipients of stock option grants.

        The Company's principal executive offices and telephone number are set forth on the Cover Page of this Prospectus.

        Following is a summary of the Plan, which is qualified in its entirety by reference to the Plan and certain other agreements which have been filed previously with the Securities and Exchange Commission and are incorporated by reference in the Registration Statement on Form S-8 of which this Prospectus is a part.

                        PURPOSE AND ADMINISTRATION OF PLAN

        The Company believes that the Plan provides valuable incentives for employees of the Company by providing an opportunity for investment in the Company's Common Stock as an inducement for such individuals to remain with the Company, and thereby encouraging them to increase their efforts to make the Company's business more successful. In accordance with this belief, the Board of Directors of the Company adopted the Plan, which was approved by the shareholders of the Company in July, 1992.

        Pursuant to the Plan, 500,000 Shares are reserved for issuance thereunder. In the event there is any change in the number of issued shares of the Company without new consideration to the Company (such as by stock dividends or stock splits) or in the event that the number of outstanding shares of the Company is changed into or exchanged for a different number of shares of Common Stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, split-up, combination of shares, merger or consolidation, the number of Shares reserved for issuance under the Plan, the number of Shares subject to any outstanding option and the option price per Share of each outstanding stock option shall be appropriately adjusted. In the event there is any change in the number or kind of outstanding shares of Common Stock or of any shares or other securities into which such shares of Common Stock have been changed or exchanged, other than the transactions specified in this paragraph, equitable adjustment in the options may be made in the sole discretion of the Company's Board of Directors, which administers the Plan.

        The Plan is not subject to any provisions of the Employee
Retirement Income Security Act of 1974.

        The Company will provide reports to participating employees as to the amount and status of their accounts upon request.


                      DESCRIPTION OF OPTIONS AND TAX STATUS

        The Plan provides for the grant of incentive and non-qualified stock options. A description of these options and certain federal income tax aspects associated therewith is set forth below. Because tax results may vary due to individual circumstances, each participant in the Plan is urged to consult his or her personal tax advisor with respect to the federal and state tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof.

Award of Options

        Options may be granted under the Plan to all employees (including employees who are officers and/or directors) of the Company. There is no specific limitation on the number of Shares with respect to which options may be granted to any individual under the Plan. However, the Plan provides that the aggregate fair market value, determined at the time an option is granted, of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all such plans the Company has or may hereafter adopt) may not exceed $100,000.00. Qualified stock options covering 374,000 Shares have been granted to certain employees and directors of the Company.

Period of Plan; Amendments

        No options may be granted under the Plan after July 24, 2002. The Board of Directors may amend the Plan as it deems advisable. No amendment may, without further approval of the shareholders of the Company within twelve months before or after the date on which such amendment was adopted, (a) increase the total number of Shares which may be made the subject of options granted under the Plan, either in the aggregate or to any individual employee, (b) change the manner of determining the option price, (c) change the criteria of determining which employees are eligible to receive options, (d) extend the period during which options may be granted or exercised, (e) withdraw the administration of the Plan from the Board of Directors, or (f) take any action which requires shareholder approval under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations (the "Regulations") promulgated thereunder.

Exercise Period

        Options granted under the Plan are exercisable, when vested, in such installments and for such periods as specified by the Board of Directors at the time of grant, but may, in no circumstance, be exercisable more than ten years after the date of grant. However, incentive stock options granted to an employee who, prior to the date of grant, holds more than 10% of the total combined voting power of all classes of stock of the Company (or, if applicable, of any parent or subsidiary corporations ("10% Shareholder")) may not be exercisable more than five years from the date of grant. As of December 15, 1995, no options granted under the Plan had been exercised.

Vesting

        The Board of Directors determines the vesting schedule of options at the time they are granted, with vesting to occur within a period not greater than ten (10) years from the date of grant of the option. Of the 374,000 options currently outstanding, 200,668 are currently vested, 7,002 will vest in the year ending September 30, 1996, 66,666 vest in the year ending September 30, 1997, 59,664 vest in the year ending September 30, 1998 and 40,000 vest in the year ending September 30, 1999.

Termination of Employment

        Outstanding options may be exercised during employment with the Company or within three months after termination of employment with the Company (other than by reason of death). If termination is by reason of the death of an optionee, any option exercisable immediately prior to the optionee's death may be exercised by the legal representative or beneficiary of the optionee's estate within twelve months after the death of the optionee (but not after the basic term of the option) with respect to the number of Shares eligible for purchase on the date of death.

Option Price

        The Plan provides that the option price with respect to each option will be determined by the Board of Directors, but, in the case of incentive stock options, shall not be less than 100% (110%, in the case of incentive stock options granted to 10% Shareholders) of the fair market value of the Common Stock on the date the option is granted. Payment of the option price shall be made in cash or certified check.

Nontransferability

        Each option granted under the Plan is not transferable by the holder except by will or the laws of descent and distribution of the State in which the holder is domiciled at the time of his or her death.

Federal Income Tax Treatment of Incentive and Non-Qualified Stock
Options

        Currently, an employee will not be deemed to have realized income upon the grant of a non-qualified stock option unless the option has a readily ascertainable fair market value at the time it is granted. Generally, an employee will recognize ordinary income upon the exercise of a non-qualified stock option (or, if the stock subject to the option is restricted within the meaning of Code Section 83 and the employee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the Shares become transferable or are no longer subject to a substantial risk of forfeiture) in an amount equal to the excess (if any) of the fair market value of the Shares purchased, at the time of exercise (or at such later time when the stock is no longer restricted in the case of restricted stock), over the exercise price. The Company will be entitled to deduct an amount equal to the amount included as ordinary income by the employee for the Company's taxable year which includes the close of the employee's taxable year in which the income is included by the employee. Options granted to officers, directors and 10% shareholders are deemed restricted for six (6) months from the date of grant for purposes of the securities laws.

        An employee will also not be deemed to have received income upon the grant of an incentive stock option or, except as noted below, upon the exercise of such option. Unless shares acquired upon exercise are disposed of within two years of the date of grant or within one year of exercise, upon the sale of such shares, the optionee will generally recognize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. If a sale is made prior to either of such dates, an optionee's gain on the sale of the shares will be treated as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price and (ii) the excess of the amount realized on the sale of stock over the option price. The
Company will be allowed a deduction at the time of sale in the amount of the ordinary income recognized by the optionee. The balance of any gain realized will be treated as long-term or short-term capital gain, depending upon the length of time the shares were held by the optionee.

        Generally, the excess of the fair market value of an incentive stock option at the time of exercise (or, if the stock subject to the option is restricted within the meaning of Code Section 83, at such time as the shares become transferable or are not longer subject to a substantial risk of forfeiture), over the option price constitutes an item of tax preference for purposes of the alternative minimum tax. Thus, under certain circumstances, the exercise of an incentive stock option will result in a tax at the time of exercise.

        There can be no assurance that the Code or the Regulations will not be amended to change these tax consequences.

        Reference should be made to the applicable provisions of the Code and to the Regulations for more detailed information as to the tax treatment of options granted pursuant to the Plan. Optionees should consult their tax advisors with specific reference to their own tax situations and with regard to potential changes in the applicable laws.


                      RESTRICTIONS ON RESALE OF COMMON STOCK

        While the Plan does not place restrictions on resales of Shares acquired thereunder, Shares acquired under the Plan by an "affiliate" as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"), may only be resold pursuant to the registration requirements of the Act, Rule 144, or another applicable exemption therefrom. Generally, sales of securities, including Shares, are subject to the antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the Plan) and dispositions of Shares by an officer, director or certain affiliates of the Company within any six-month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934.

        It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of Shares under the Plan.

                           DESCRIPTION OF CAPITAL STOCK

General

        The Company is authorized to issue 10,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share. As of the date of this Prospectus, there are 4,000,411 shares of Common Stock outstanding. No shares of Preferred Stock are currently outstanding.

Common Stock

        The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued against payment of the consideration set forth in this Prospectus, will be, fully paid and nonaccessable.

Preferred Stock

        The Company is authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock and, in certain instances, could adversely affect the market price of such stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its preferred stock.

Transfer Agent

        The registrar and transfer agent for the Company's Common Stock is North American Transfer Company, 147 West Merrick Road, Freeport, New York 11520.

                                  LEGAL MATTERS

        The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, Woodbridge, New Jersey.

                     INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

        Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty, Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

        Article VII of the Company's Amended and Restated Certificate of Incorporation and Article Eight of the Company's By-Laws provide that all persons who the Company is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Company to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        Article VII of the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the Company or its stockholders'; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              ADDITIONAL INFORMATION

        This Prospectus constitutes a part of a Registration Statement filed by the Company with the Securities and Exchange Commission, Washington, D. C., under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed by the Company with the Commission (File No. 0-20986) are hereby incorporated by reference in this
Prospectus:

        (a) The Company's Proxy Statement for its Special and Annual Meeting of Stockholders to be held July 17, 1996
              (including primary financial statements).

        (b) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (including secondary financial statements).

        (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995 and March 31, 1996.

        (d)   The Company's Current Report on Form 8-K dated September
              30, 1995.

        All documents subsequently filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will furnish without charge to each person to whom this Prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to:

                         ENVIRONMENTAL TECHNOLOGIES CORP.
                                 550 James Street
                            Lakewood, New Jersey 08701
                          Attention:  George Cannan, Sr.
                                     Chairman
                                  (908) 370-3400

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference

        The information called for by this item is incorporated herein by reference to the information set forth under the captions
"Incorporation of Documents by Reference" set forth in the Prospectus filed as part of this Registration Statement.

Item 4.       Description of Securities

        Not applicable.

Item 5.       Interests of Named Experts and Counsel

        Not applicable.

Item 6.       Indemnification of Officers and Directors

        The information called for by this item is incorporated herein by reference to the information set forth under the caption
"Indemnification of Officers and Directors" set forth in the Prospectus filed as part of this Registration Statement.

Item 7.       Exemption from Registration Claimed

        Not applicable.

Item 8.       Exhibits

        4.    Environmental Technologies Corp.
              1992 Employee Stock Option Plan

        5.    Opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel

        23.1  Consent of Plante & Moran, LLP

        23.2  Consent of KPMG Peat Marwick LLP

        23.3 Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel (contained in Exhibit 5)

        25.   Power of Attorney

Item 9.       Undertakings

        (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to shareholders for its latest fiscal year, unless such employee otherwise has received a copy of such report on the written request of the employee. If the latest fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the latest fiscal year will be furnished to each such employee.

        (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan and who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

        (3) The undersigned registrant and plan hereby undertake to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (Form 11-K). If such report is filed separately on Form 11-K, such form shall be delivered upon written request. If such report is filed as a part of the registrant's annual report on Form 10-K, that entire report (excluding exhibits) shall be delivered upon written request. If such report is filed as part of the registrant's annual report to shareholders delivered pursuant to paragraph (1) or (2) of this undertaking, additional delivery shall not be required.

        (4)   The undersigned registrant hereby undertakes:

              (i) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (or, where applicable, each filing of the plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (ii) that all such new registration statements shall comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments or annual reports are filed; and

              (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

        (5) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;


provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                               REGISTRANT SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Lakewood, State of New Jersey, on this 10th day of July, 1996.


                                      ENVIRONMENTAL TECHNOLOGIES CORP.


                                  BY: /S/ George Cannan, Sr.
                                      GEORGE CANNAN, SR.,  Chairman




                                 POWER OF ATTORNEY

        Each person whose signature appears on this page constitutes and appoints George Cannan, Sr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                             Title                   Date


/S/ George Cannan, Sr.          Chairman and                  July 18, 1996
GEORGE CANNAN, SR.              Director (Principal
                                Executive Officer)


/S/ Richard G. Schmeling        Vice President, Finance       July 18, 1996
RICHARD G. SCHMELING            and Chief Financial
                                Officer (Principal
                                Financial and Accounting
                                Officer)



/S/ B. Brinkerhoff McCagg       Chief Executive              July 18, 1996
B. BRINKERHOFF MCCAGG           Officer, Director


/S/ George Cannan, Jr.          Director                      July 18, 1996
GEORGE CANNAN, JR.


/S/ Caroline Costante           Secretary, Director           July 18, 1996
CAROLINE COSTANTE


/S/ John Stefiuk                Director                     July 18, 1996
JOHN STEFIUK


/S/ Carlos E. Aguero            Director                     July 18, 1996
CARLOS E. AGUERO



                                  PLAN SIGNATURE


        Pursuant to the requirements of the Securities Act of 1933, the Environmental Technologies Corp. 1992 Employee Stock Option Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lakewood, State of New Jersey, on this 18th day of July, 1996.


                                      ENVIRONMENTAL TECHNOLOGIES CORP.
                                      1992 Employee Stock Option Plan
                                      By:  Environmental Technologies
                                           Corp., Administrator



                                   BY:  /S/ George Cannan, Sr.
                                      GEORGE CANNAN, SR.,  Chairman

                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated December 7, 1994 with respect to the consolidated balance sheet of Environmental Technologies Corp. as of September 30, 1994 and the related statements of income, stockholders' equity and cash flows for the years ended September 30, 1994 and 1993 included in its annual report on Form 10-K for the year ended September 30, 1995 filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8) and related Prospectus pertaining to the Environmental Technologies Corp. 1992 Employee Stock Option Plan.

                                                  PLANTE & MORAN, LLP





July 3, 1996
Benton Harbor, Michigan

                        CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Environmental Technologies Corp.


We consent to the use of our report, dated December 15, 1995, except as to note 1(b), which is as of December 31, 1995, relating to the consolidated financial statements of Environmental Technologies Corp. and subsidiaries as of and for the year ended September 30, 1995 which report is included in Environmental Technologies Corp.'s Proxy Statement, dated June 27, 1996 for its Annual and Special Meetings of Stockholders to be held July 17, 1996.

                                      KPMG Peat Marwick LLP




Short Hills, New Jersey
July 9, 1996

                                 INDEX TO EXHIBITS


Exhibit
Number             Description                               Page

4.               Environmental Technologies Corp.
                 1992 Employee Stock Option Plan             (a)

5.               Opinion of Greenbaum, Rowe, Smith,
                 Ravin, Davis & Himmel                       20

23.1             Consent of Plante & Moran                   17

23.2             Consent of KPMG Peat Marwick LLP            18

23.3             Consent of Greenbaum, Rowe, Smith,
                 Ravin, Davis & Himmel (contained in
                 Exhibit 5)

25.              Power of Attorney                           15




(a) Incorporated by reference from Amendment No. 1 to Registration Statement on Form S-1 (Exhibit 10.4) filed November 25, 1992 by Environmental Technologies Corp.

                                     Exhibit 5

July 18, 1996


Environmental Technologies Corp.
550 James Street
Lakewood, New Jersey  08701

  Re:  Environmental Technologies Corp.

Gentlemen:

        We have acted as counsel to Environmental Technologies Corp., a Delaware corporation (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-8 (Registration
No. 33-        ), covering the registration of 500,000 shares of its
common stock ("Common Stock") in accordance with options issued pursuant to the 1992 Stock Option Plan (the "Plan"). We have been asked to issue an opinion as to whether the Common Stock being registered will, when issued, be legally issued, fully paid, non-assessable, and binding obligations of the Company.

              As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

        In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents
of all copies furnished to us.   We have assumed that the corporate
records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

        Based solely upon and subject to the foregoing, we are of the opinion that:

        The shares of Common Stock have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Plan, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights.

        We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                 Very truly yours,


                                 Greenbaum, Rowe, Smith, Ravin, Davis & Himmel